UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2025

EYENOVIA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38365	47-1178401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

295 Madison Avenue, Suite 2400, New York, NY 10017

(Address of Principal Executive Offices, and Zip Code)

(833) 393-6684

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Common stock, par value $0.0001 per share	EYEN	The Nasdaq Stock Market (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Second Amendment to Loan and Security Agreement

On February 21, 2025, Eyenovia, Inc. (the “Company”) entered into the Second Amendment (the “Second Amendment”) to the Supplement (the “Supplement”) to that certain Loan and Security Agreement, dated November 22, 2022 (the “Loan and Security Agreement”) with Avenue Capital Management II, L.P., as administrative agent and collateral agent, Avenue Venture Opportunities Fund, L.P., as a lender (“Avenue 1”) and Avenue Venture Opportunities Fund II, L.P., as a lender (together with Avenue 1, the “Lenders”).

As previously disclosed, the Loan and Security Agreement, as supplemented by the Supplement, provides for term loans in an aggregate principal amount of up to $15.0 million to be delivered in multiple tranches. As of February 21, 2025, the Company owed $10.3 million in principal and accrued interest under the facility. Amounts outstanding under the facility bear interest at an annual rate equal to the greater of (a) 7.0% and (b) the prime rate as reported in The Wall Street Journal plus 4.45% (the “Interest Rate”). The maturity date is November 1, 2025.

Pursuant to the Second Amendment, the Lenders agreed to defer principal and interest payments on amounts outstanding until the end of September 2025. Deferred interest will accrue on the outstanding principal amount at the Interest Rate.

As previously disclosed, the Company entered into an Amended and Restated Sales Agreement with Chardan Capital Markets, LLC on December 30, 2024 for its at-the-market offering program (the “ATM Agreement”). Under the Second Amendment, the Company has agreed to use a portion of the proceeds (net of fees and commissions payable to Chardan) received from sales under the ATM Agreement (the “ATM Proceeds”) to pay down the outstanding principal amount under the Loan and Security Agreement as follows: a) until the Company raises $3 million of aggregate ATM Proceeds, 65% of the ATM Proceeds shall be remitted to the Lenders as a payment in respect of the outstanding principal amount, and b) after the Company raises $3 million of aggregate ATM Proceeds, 75% of the ATM Proceeds shall be remitted to the Lenders as a payment in respect of the outstanding principal amount.

Pursuant to the Second Amendment, at any time on or after April 1, 2025, the Lenders will also have the right, in their discretion, but not the obligation, to convert an aggregate amount of up to $10 million of the aggregate principal amount under the Loan and Security Agreement into shares of the Company’s common stock, at a price equal to $1.68 per share. The shares issued pursuant to the conversion option will be subject to the registration requirements of the Securities Act of 1933, as amended, and allocated to the Lenders in accordance with the pro rata commitment of each Lender.

The foregoing descriptions of the Loan and Security Agreement and the Supplement do not purport to be complete and are qualified in their entirety by reference to the full text of the Loan and Security Agreement and the Supplement, copies of which were filed as Exhibits 10.30 and 10.31, respectively, to the Annual Report on Form 10-K filed by the Company on March 31, 2023. The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Form 8-K under the heading “Second Amendment to Loan and Security Agreement” is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Second Amendment to Supplement to Loan and Security Agreement, dated as of February 21, 2025, by and among Eyenovia, Inc., Avenue Capital Management II, L.P., Avenue Venture Opportunities Fund, L.P. and Avenue Venture Opportunities Fund II, L.P.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYENOVIA, INC.

Dated: February 24, 2025	By:	/s/ Michael Rowe
Michael Rowe
Chief Executive Officer